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                                                                  EXHIBIT T3E(2)


                         COVER LETTER "TO OUR CLIENTS"

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                SOLICITATION OF VOTES WITH RESPECT TO THE JOINT
                     PREPACKAGED PLAN OF REORGANIZATION OF

                 CITYSCAPE FINANCIAL CORP. AND CITYSCAPE CORP.
                     RELATING TO THE FOLLOWING SECURITIES:

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                                                                                COLOR OF
SECURITIES OF CITYSCAPE FINANCIAL CORP.            CUSIP NOS.     ISIN CODES     BALLOT
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
 12 3/4% Series A Senior Notes Due 2004             178778AF3        N/A         PINK
----------------------------------------------------------------------------------------
 6% Convertible Subordinated Debentures Due 2006    178778AA4    XS0069181740    BLUE
                                                    178778AB2    XS0065725615
                                                    178778AC0
----------------------------------------------------------------------------------------
 6% Series A Convertible Preferred Stock               N/A           N/A         GREEN
----------------------------------------------------------------------------------------
 6% Series B Convertible Preferred Stock               N/A           N/A         CREAM
----------------------------------------------------------------------------------------

THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 30, 1998, UNLESS EXTENDED (THE "VOTING DEADLINE"). THE RECORD DATE FOR PURPOSES OF DETERMINING WHICH HOLDERS OF THE SECURITIES ARE ELIGIBLE TO VOTE ON THE PLAN IS AUGUST 28, 1998 (THE "RECORD DATE").

To Our Clients:

     Enclosed for your consideration are (i) the Solicitation and Disclosure Statement (WHITE) dated August 28, 1998 (the "Solicitation and Disclosure Statement") of Cityscape Financial Corp. and its wholly-owned subsidiary, Cityscape Corp. (collectively, "Cityscape"), and (ii) the related Ballot(s) for accepting or rejecting Cityscape's joint prepackaged plan of reorganization (the "Plan") under chapter 11 of title 11 of the United States Code.

     We are the holder of record of some or all of the above-referenced securities (the "Securities") held for your account. We request that you complete and execute the Ballot(s) with your vote on the Plan. WE URGE YOU TO READ THE SOLICITATION AND DISCLOSURE STATEMENT AND THE ENCLOSED BALLOT(S) CAREFULLY BEFORE VOTING ON THE PLAN.

     To vote on the Plan, you must complete and execute the applicable Ballot(s) and return such Ballot(s) in the enclosed pre-addressed envelope. If you have received an envelope pre-addressed to us, you must mail your Ballot(s) early enough for your vote to be processed so we may transmit your vote to Bondholder Communications Group (the "Information Agent") no later than the Voting Deadline. If you have received an envelope pre-addressed to the Information Agent, you must mail your Ballot(s) early enough so as to be received by the Information Agent no later than the Voting Deadline. A vote on the Plan may be withdrawn any time prior to the Voting Deadline pursuant to the procedures set forth in the section of the Solicitation and Disclosure Statement entitled "The Plan of Reorganization -- Voting and Confirmation of the Plan -- Voting Procedures."

     To be counted for purposes of acceptance or rejection of the Plan, the original of the Ballot(s) (not merely a facsimile thereof) must be received by us in sufficient time for us to transmit your vote to the Information Agent, or by the Information Agent if the enclosed envelope is pre-addressed to the Information Agent, no later than the Voting Deadline. You should retain a copy of the Ballot(s) for your files.
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     If the Plan is confirmed, you will be provided with instructions and documents, if any, for effecting the exchange of your existing Securities for the new securities to be issued pursuant to the Plan promptly after the date of confirmation of the Plan.

     Requests for ADDITIONAL COPIES OF THE ENCLOSED MATERIALS and any inquiries you may have with respect to the solicitation procedures should be addressed to us or to the Information Agent at the following address:

                        BONDHOLDER COMMUNICATIONS GROUP
                          30 BROAD STREET, 46TH FLOOR
                            NEW YORK, NEW YORK 10004
                           TELEPHONE: (212) 809-2663
                           FACSIMILE: (212) 422-0790
                              ATTENTION: JOHN FARR

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